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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 24, 2000
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                        (Date of earliest event reported)


                                  MetLife, Inc.
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             (Exact name of registrant as specified in its charter)



 Delaware                                1-15787                  13-4075851
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(State or other jurisdiction        (Commission File         (I.R.S. Employer
of incorporation)                   Number)                  Identification No.)




              One Madison Avenue, New York, New York 10010-3690
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             (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (212) 578-2211
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Item 5. Other Information.

        On October 24 and 25, 2000, MetLife, Inc. [NYSE: MET] issued press releases which announced the declaration by its Board of Directors on October 24, 2000 of a dividend of $0.20 per common share payable on December 15, 2000 to shareholders of record on November 7, 2000.

        This is MetLife Inc.'s first annual dividend. The company completed its initial public offering on April 7, 2000. As of June 30, 2000, there were approximately 775 million shares of MetLife, Inc. common stock outstanding.

        MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and group customers. The MetLife companies serve approximately nine million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 12 countries.

        This item contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties including: changes in interest rates, declines in securities markets and the effect on sales of investment products and on our investment portfolio, competition, litigation, differences between actual claims experience and underwriting and reserving assumptions, downgrades in our or our affiliates' ratings and the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our S-1 registration statements.







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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               METLIFE, INC.


                               By:   /s/ Gwenn L. Carr
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                                     Name:  Gwenn L. Carr
                                     Title:  Vice-President and Secretary




Date: October 24, 2000